UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

GeneThera, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation)	000-27237 (Commission File Number)	66-0622463 (IRS Employer Identification No.)

3930 Youngfield Street, Wheat Ridge, CO (Address of principal executive offices)	80033 (Zip Code )

Registrant's telephone number, including area code: (303) 463-6371

N/A (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐   Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐   Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2004, GeneThera, Inc. ("GeneThera") entered into a stock purchase agreement (the "Stock Purchase Agreement") with VDx Inc. ("VDX"), a privately held company operating in Wisconsin, by which GeneThera purchased all of the outstanding capital stock of VDX. As a result of the acquisition, VDX became a wholly owned subsidiary of GeneThera. In connection with the acquisition, GeneThera issued 375,000 restricted shares of its Common Stock.

                 After the acquisition, GeneThera will have approximately 18.375 million shares of Common Stock outstanding.

                The shares issued in connection with the purchase of VDX are restricted securities and are not currently saleable.

                The foregoing is a summary of the terms of the acquisition of VDX and does not purport to be complete and is qualified in its entirety by reference to the full text of the acquisition agreement, a copy of which is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description of Document
10.1	Stock Purchase Agreement by and Among VDx, Inc., those Security Holders listed on the signatory pages thereto and GeneThera, Inc., dated as of September 20, 2004 including exhibits thereto
99.1	September 24, 2004 news release announcing acquisition of VDx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENETHERA, INC
Date: September 24, 2004

By: /s/ Steven M. Grubner
Steven M. Grubner
Chief Financial Officer

(2)

Exhibit 10.1

AGREEMENT FOR STOCK PURCHASE

AND MERGER

                THIS AGREEMENT (“Agreement”) is made as of September 20, 2004, by and among GeneThera, Inc., a Florida corporation (“Parent”), Genethera Acquisition Corporation, a Wisconsin corporation and wholly owned subsidiary of Parent (“Subsidiary”) (Parent and Subsidiary being collectively referred to as “Purchaser”),  and  VDx, Inc., a Wisconsin corporation (“Target”),  and Corporation For Advanced Applications, a Wisconsin corporation (“Target Shareholder”) (Target and Target Shareholder collectively referred to as “Seller”).

R E C I T A L S

                A.            WHEREAS, Target Shareholder owns an aggregate of 1,000 (the “Shares”) of the issued and outstanding shares of Common Stock, par value $1.00 per share (the “Target Common Stock”), of Target, which Shares represent one hundred percent (100%) of the total number of issued and outstanding shares of Common Stock. The Company is engaged in the business of diagnostic tests for animals for the named devices and any other devices developed or used: DVM Chem and DVM Stat, which are used for testing including but not limited to: Albumin, ALT, AST, Bilirubin-Total, Calcium, Cholesterol, Creatinine, GGT, Magnesium, Phosphorus, Protein-Total, Alk, Phosphatase, Amylase, BHBA, BUN, Chloride, Ck, Fructosamine, NEFA, Potassium, Bovine TgG, Bovine Serum, Bovine Colostrum, Bovine Whole Blood, Equine IgG, Equine Serum and Equine Colostrum, Copper and Sodium; as well as a capsule containing a chemical mixture designed to boost the immune system and lower the Non-Esterified Fatty Acids for pre-partum cows/cattle (the “Business”).

                B.            WHEREAS, the Board of Directors of Parent, Subsidiary and Target have approved the merger of Subsidiary into Target (“Merger”) such that, for federal income tax purposes, it is intended that the Merger shall qualify as a “Reverse Triangular Merger” within the purviews of the Internal Revenue Code of 1986, as amended (“Code”).

A G R E E M E N T S

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

Merger of Shares; Closing; Share Restrictions

                1.1           Merger. On the terms and subject to the conditions contained in this Agreement and its exhibits, and at the Closing as set forth Section 1.2 below, Subsidiary shall be merged into Target and the separate existence of Subsidiary shall thereupon cease, in accordance with the applicable provisions of the laws of the State of Wisconsin.  Target will be the surviving corporation in the Merger, and will be a wholly owned subsidiary of Parent, with all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation continuing unaffected by the Merger.

                1.2           Date and Place of Closing. The transactions contemplated by this Agreement shall be consummated (the “Closing”) at 11:00 a.m., prevailing business time, at the offices of Davis & Kuelthau, S.C. on September 20, 2004, or on such date that the conditions of Closing set forth in this Agreement are satisfied or waived, or on such other date, or at such other place, as shall be agreed upon by Sellers and Purchaser. The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.” The Closing shall be deemed to have occurred as of 12:01 a.m., prevailing time, on the Closing Date.

(3)

                1.3           Conversion of Shares. At Closing, by virtue of the Merger, and without any action on the part of any holder of capital stock of Target, each issued and outstanding share of Target Common Stock shall be converted to, and become exchangeable for, 375 shares of validly issued, fully paid and nonassessable common stock, par value of .001, of Parent (“Parent Common Stock”).  Parent shall make available at the Closing a certificate representing shares of Parent Common Stock to Target Shareholder.

                1.4            Restriction On, And Registration Of, Shares Of Parent Common Stock. It is hereby understood and agreed that the Parent Common Stock shall be restricted from sale for a period of one (1) year following Closing Date, and shall not be registered during this restricted period.

(a)           Registration. If, at any time after one (1) year following the Closing Date, Parent proposes to file with the Securities and Exchange Commission a registration statement under the 1933 Act on any form on which the Parent Common Stock may be registered, it shall give the record owner written notice of its intention to file such registration statement. If such an owner so elects, by written notice to Parent given within thirty (30) days after their receipt of such notice from Parent, such owner may elect to have all or any portion of such owner’s Parent Common Stock  registered  by such  registration  statement  if  such registration statement becomes effective (but Parent shall have no obligation to cause or attempt to cause such registration statement to become or remain effective).

                (b)           The registration referred to in Section (a) shall be accomplished at the sole expense of Parent provided that Target Shareholder shall be the sole shareholder at the time of application for registration. Should Target Shareholder not be the sole shareholder, any registration under this Section (b), or any exemption under Section (d) below, shall be at the sole expense of the registering shareholder.

                (c)           If other securities being registered by such registration statement are being sold publicly through one or more investment banking firms serving as underwriters, the owners of Parent Common Stock to be included in such registration statement must agree to sell their same through such underwriters and the owners of same who do not elect to have shares of Parent Common Stock registered will agree, upon the request of such underwriters, to defer the public sale of their shares for a period of one hundred twenty (120) days following the effective date of the registration statement. Parent shall have no obligation to amend such registration statement after it becomes effective to reflect subsequent events, and the owners of registered shares will not make any sales in reliance on such registration statement if Parent has advised the owners that the information in the registration statement is no longer current.

                (d)           Except as set forth in Section (b) above, Parent shall not be required to register any Parent Common Stock if counsel for registering shareholder opines that such shares may be sold publicly by such owner without registration under the 1933 Act (including reliance on Rule 144 under the 1933 Act), or if Parent, at its expense, procures a “no-action” letter from the Securities and Exchange Commission indicating that the Staff will take no action if the shares are sold without registration.

                (e)            If any Parent Common Stock are registered, the record owners of such shares and Parent will enter into a cross indemnity agreement in form and substance satisfactory to counsel for each, by which each will indemnify the other against any liability arising under the 1933 Act, except to the extent that liability arises in connection with information supplied the indemnifying party.

                (f)            The registration rights granted by this Agreement shall be for the benefit of the record owner of shares transferred directly to such transferee by Target Shareholder in a transaction not involving any public offering.

1.5               Closing Deliveries. At the Closing, Sellers shall deliver to Purchaser certificates evidencing the Shares of Target (together with all rights then or thereafter attaching thereto) duly endorsed in blank, or accompanied by valid stock powers duly executed in blank, in proper form for transfer. The parties shall also deliver the documents provided for in Sections 6.2 and 6.3 hereof, and such other documents as are reasonably required in order to effect the transactions contemplated hereby. All documents to be delivered by a party shall be in form and substance reasonably satisfactory to the other party.

(4)

ARTICLE 2

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants that:

2.1.1        Subsidiary Corporate Status. Subsidiary is a corporation duly organized, validly existing under the laws of the State of Wisconsin, has all requisite power and authority to carry on its business as it is now being conducted. Purchaser is not in default under or in violation of any provision of its Articles of Incorporation or its By-Laws.

                2.1.2        Parent Corporate Status.  Parent is a corporation duly organized, validly existing under the laws of the State of Florida, has all requisite power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Parent is not in default under or in violation of any provision of its Articles of Incorporation or its By-Laws. Parent is qualified to do business as a foreign corporation in any and all jurisdictions in which it operates.

                2.1.3         Due Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement and all documents executed or to be executed in connection herewith have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement constitutes, and, as of the Closing Date, all documents executed or to be executed in connection herewith shall constitute, the legal, valid and binding obligation of Purchaser to perform its obligations thereunder and to consummate the transaction contemplated thereof, enforceable against Purchaser in accordance with its terms.

                2.1.4        Agreement Not in Breach of Other Instruments; Governmental Approval. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof: (a) will not result, with or without the giving of notice of the lapse of time or both in the imposition of any lien, security interest or encumbrance on any asset of Purchaser or in the breach of any of the provisions of, or result in a termination, impairment or modification of or constitute a default under, or conflict with, or cause or permit any acceleration of any obligation of Parent or Purchaser under, or permit any other party to modify or terminate, any agreement, indenture or other instrument by which Parent or Purchaser, is bound, or any judgment, decree, order or award of any court, governmental authority or arbitrator, or any applicable law, rule or regulation binding on Purchaser, (b) do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause an acceleration of any obligation of Purchaser under Purchasers’ Articles  of Incorporation or By-laws; (c) do not require the consent or approval of any governmental authority or other, and (d) will not result in any  limitation or restriction of any right of Purchaser.

2.1.5        Parent’s SEC Filings. Neither Parent’s Report on Form 10-K for the year ended April 14, 2004 nor any other document filed by Parent with the SEC since October, 2003, contained a misstatement of a material fact or failed to state a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading as of the date such filing was made. Company has filed all documents required to be filed by it with the Securities and Exchange Commission.

2.1.6        No Misrepresentations.  No representation or warranty of Purchaser or Parent contained in this Agreement or in any schedule attached hereto or in any certificate or other instrument furnished by or on behalf of Purchaser or Parent pursuant to the terms hereof, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this Agreement not misleading.

(5)

2.1.7        Registration Statements. Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent SEC Document.

2.1.8         Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement of the Parent Disclosure Schedule, since October, 2003 Parent has conducted its business in the ordinary course consistent with past practice and there has not been:

                                (a) any event, occurrence or development which, individually or in the aggregate, has had or would have a material adverse effect on Parent;

                                (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (other than payment of Parent' regular quarterly cash dividend on Parent Common Stock) or any repurchase, redemption or other acquisition by Parent of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent;

                                (c) any amendment of any term of any outstanding security of Parent that would materially increase the obligations of Parent under such security;

                                (d) any incurrence or assumption by Parent of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions thereof that do not materially increase the commitments thereunder except to the extent of the amount required to refinance any indebtedness for borrowed money of Parent as of the Closing Date) (i) in the ordinary course of business consistent with past practices (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice) or (ii) in connection with any acquisition or capital expenditure, or any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Parent for the obligations of any other person (other than of Parent), other than in the ordinary course of business consistent with past practice or in connection with obligations of Parent assumed at the effective time;

                                (e) any creation or assumption by Parent of any consensual lien on any material asset of Parent other than in the ordinary course of business consistent with past practice;

                                (f) any making of any loan, advance or capital contribution to or material investment in any person by Parent other than (i) loans, advances or capital contributions to or investments in wholly-owned subsidiaries of Parent or (ii) loans or advances to employees of Parent made in the ordinary course of business consistent with past practice;

                                (g) (i) any contract or agreement entered into by Parent on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by Parent of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that, individually or in the aggregate, would have a material adverse effect on Parent, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

                                (h) any material change in any method of accounting or accounting principles or practice by Parent, except for any such change required by reason of a change in GAAP.

                2.1.9         No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Parent, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

                                (a) liabilities or obligations (i) disclosed or provided for in the Parent Balance Sheet or in the notes thereto, (ii) disclosed in the Parent SEC Documents filed prior to the date hereof or (iii) disclosed in the Schedule 2.1.9;

                                (b) liabilities or obligations which, individually and in the aggregate, have not had and would not have a material adverse effect on Parent; or

                                (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

                2.20          Litigation. Except as disclosed in the Parent SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against or affecting, Parent or any of its respective properties which, individually or in the aggregate, would have a material adverse effect on Parent.

(6)

                2.21          Taxes. Except as set forth on Schedule 2.21:

                                (a) Parent, and each affiliated group (within the meaning of Section 1504 of the Code) of which Parent is or has been a member, has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material tax returns required by applicable law to be filed by it prior to or as of the date the same are required to be filed, and all such material tax returns are, or will be at the time of filing, true, correct and complete in all material respects;

                                (b) Parent has paid (or has had paid on its behalf) all taxes shown due with respect to tax returns for periods ending prior to or as of the date of this Agreement;

                                (c) There are no material liens or encumbrances for taxes on any of the assets of Parent (other than for current taxes not yet due and payable);

                                (d) Parent has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes;

                                (e) Parent is not a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to taxes (including any adverse pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority), except among themselves;

                                (f) No federal, state, local or foreign audits or administrative proceedings are presently pending with regard to a material amount of taxes or a material tax return of Parent and it has not received a written notice or has any knowledge (including the knowledge of any employee responsible for Tax matters) of any proposed audit or proceeding; and

                                (g) The Parent balance sheet reflects an adequate reserve for all taxes payable by Parent for all taxable periods through the date of the Parent balance sheet.

                2.22          Employee Benefits, ERISA. (a) Except as set forth in Schedule 2.22, there are no material employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of ERISA), maintained by Parent or any ERISA Affiliate, that together with Parent would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which Parent has or may have a liability (the "Parent Benefit Plans").

                                (a) With respect to each Parent Benefit Plan, except as would not, individually or in the aggregate, have a material adverse effect on Parent: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no Lien imposed under the Code or ERISA exists; (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full; and (vii) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of Parent threatened (other than routine claims for benefits), against Parent or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Parent Benefit Plan.

                                (b) None of the Parent Benefit Plans has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived.

                                (c) Neither Parent nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have a material adverse effect on Parent or that has not been reflected on Parent's consolidated financial statements.

                                (d) With respect to each Parent Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of Parent beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA and at the expense of the participant or the participant's beneficiary and except as would not, individually or in the aggregate, have a material adverse effect on Parent.

                                (e) The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Parent Benefit Plan.

                                (f) There is no Parent Benefit Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA.

                                (g) Parent is not a party to any collective bargaining agreement. Except as would not, individually or in the aggregate, have a material adverse effect on Parent, (i) there is no labor strike, slowdown or work stoppage or lockout against Parent and (ii) there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board. As of the date of this Agreement, there is no representation claim or petition pending before the National Labor Relations Board and, to the knowledge of Parent, no material concerted effort relating to representation exists with respect to the employees of Parent.

(7)

                2.23         Affiliates. Schedule 2.23 sets forth each person who, as of the date hereof, is, to the best of Parent's knowledge, deemed to be an affiliate of Parent.

2.24            Vote Required. No vote of the holders of the outstanding shares of capital stock or any other securities of the Parent is necessary to approve this Agreement or any transaction contemplated herein.

ARTICLE 3

Representations and Warranties of Seller

                3.1           General; Disclosure Schedules. All representations and warranties of Seller are made subject to the exceptions specifically listed and identified in the applicable schedule delivered by Seller on the date hereof (all such schedules are collectively referred to herein as the “Disclosure Schedule”). If there is a conflict between (a) the representations and warranties or the disclosure contained in the text of the Disclosure Schedule exclusive of any copies of documents or contracts attached or appended to the Disclosure Schedule, and (b) those copies of documents or contracts attached or appended to the Disclosure Schedule, the copies of the documents or contracts shall be disregarded and shall be deemed not disclosed to the extent of such conflict.

                3.2           Seller Representations and Warranties. Seller represents and warrants to Purchaser that, except as set forth in the applicable Disclosure Schedule:

3.2.1        Corporate Status; Outstanding Stock.   Target is a corporation duly organized, validly existing under the laws of the State of Wisconsin, has all requisite power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed to be conducted. Target has authorized capital consisting of Ten Thousand (10,000) shares of Common Stock, $1.00 par value per share, of which one thousand (1,000) shares are outstanding and owned 100% by the Target Shareholder, all of which outstanding shares have been duly authorized and are validly issued, fully paid and non-assessable and free of preemptive or similar rights and are free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer other than restrictions on transfer imposed by Federal and state securities laws. There are no shares of Target’s capital stock held in its treasury. There are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any right to acquire any shares of capital stock of Target, nor are there any outstanding securities convertible into or exchangeable for any capital stock of the Target, nor are there any commitments to issue or execute any such options, warrants, rights, shareholder agreements, or other instruments or agreements. There are no outstanding stock appreciation rights or similar rights with respect to any of Target’s capital stock, nor are there any instruments or agreements giving anyone the right to acquire any such rights. In exchange for the Common Stock of Target, Target Shareholder (i) cancelled/terminated its Licensing Agreement for the Business with the limited liability company formerly known as VDx, LLC, a Wisconsin limited liability company (attached within the Schedules), and (ii) contributed the Business to Target. The minute books and stock records of Target are complete and accurate and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of Target’s minute books and stock records, including Target’s Articles of Incorporation and By-Laws, and all amendments to both, have been delivered to Buyer. Target is not in default under or in violation of any provision of its Articles of Incorporation or its By-Laws.

                3.2.2        Due Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement and all documents executed or to be executed in connection herewith have been duly authorized by all necessary corporate action. This Agreement constitutes, and, as of the Closing Date, all documents executed or to be executed in connection herewith shall constitute, the legal, valid and binding obligation of Seller enforceable against them in accordance with its terms.

(8)

                3.2.3        Officers, Directors, Bank Accounts, etc. Schedule 3.2.3 discloses all directors and officers of Target, all depositary accounts with banks or other financial institutions and safe deposit boxes of Target and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

                3.2.4        Subsidiaries and Joint Ventures. Except as disclosed on Schedule 3.2.4, Target has no Subsidiaries, nor does Target own any other capital stock, security, partnership interest or other interest of any kind, either direct or indirect, in any Person.

                3.2.5        Books, Records and Financial Statements.  The books, accounts, records and financial statements related to the Business, as disclosed in Schedule 3.2.5 are, and have been maintained in usual, regular and ordinary manner, in accordance with generally accepted accounting principles, consistently applied, and all transactions with respect to the Business are properly reflected therein. All documents or information that Target has provided or made available to Purchaser are true and correct copies of such documents or information as they exist.

3.2.6        Real Estate.  Target has no right, title or interest in, or any obligation or duty relating to, any real estate or real property, except for its interest as a tenant, under the lease disclosed on Schedule 3.2.6 (the “Lease”). Target has delivered to Purchaser a true and correct copy of the Leases and all amendments and supplements thereto. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under the Lease.  Except as disclosed on Schedule 3.2.6, all of the buildings and improvements situated on and comprising part of the Leased Premises, and all heating and air conditioning equipment and all plumbing, electrical and other mechanical facilities which are part of, or which service, such buildings and improvements are in good operating condition and repair and do not require any repairs other than routine maintenance. As Lessor is a related party to this transaction, it is hereby acknowledged that the Lease is a related party transaction that will need to be disclosed in the next public filing of Parent. Accordingly, the Lease terms and provisions, including those related to rent, are substantially similar to those currently existing for third party, arm’s length, transactions in the Belgium, Wisconsin office and commercial real estate rental market.

                3.2.7        Personal Property.

(a)           Except as otherwise disclosed in writing to Purchaser, (i) Target has, and will have at Closing, good, valid and marketable title to all personal property, tangible and intangible (including, but not limited to, Intellectual Property, as defined below) reflected on Schedule 3.2.7(a), and to all other personal property owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, licenses to third parties, encumbrances and claims of every kind or character, (ii) Target is the owner of, and will have at Closing, all the personal property now located in or upon the premises occupied by Target and of all personal property which it uses, and which is necessary for use, in the operation of Target’s business, and (iii) all equipment, furniture and fixtures, and other tangible personal property of Target is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. Target is the sole and exclusive owner of the Business and the Intellectual Property disclosed on Schedule 3.2.7(a) and possesses all Intellectual Property rights and licenses required for the conduct of the Business. All Intellectual Property owned by Target or in which Target has a right to use is listed on Schedule 3.2.7(a) and is the only Intellectual Property that is used by Target in the operation of its Business.  Except as disclosed on Schedule 3.2.7(a), no claim has been asserted against Target involving any conflict or claim of conflict of its Business or its Intellectual Property with the Business or Intellectual Property of others, and there is no basis for any such claim or conflict. Target has no knowledge that any person has violated or infringed, or is violating or infringing, Target's rights relating to the Business or the Intellectual Property. As used herein, “Intellectual Property” shall include the company name, trademarks, trade names, domain names, slogans, logos, service marks, copyrights, patents, pending patent applications, shoprights, know-how, trade secrets, computer programs and computer software and the like (whether registered or unregistered) and other items commonly known as intellectual property and any license to use any of the foregoing.

(9)

                (b)           All of Target’s inventory (including raw materials, work-in-process and finished goods) is usable in the ordinary course of its business and is free from defects and all finished goods are salable in the ordinary course of its business.  The  quantities  of each type of inventory (whether raw materials, work-in-process or finished goods) as set forth in Schedule 3.2.7(a) are not excessive, but are reasonable and warranted in the present circumstances of Target, and are reflected at their true and accurate cost.

                3.2.8        Accounts Receivable. Each of the accounts receivable of Target is reflected on Schedule 3.2.8, constitutes a valid and enforceable claim in the full amount thereof against the debtor charged therewith on the books of Target, and was acquired in the ordinary course of Target’s business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense.

                3.2.9        Insurance. Target maintains insurance policies bearing the numbers, for the terms, with the companies, in the amounts, having the named insureds, providing the general coverage, and with the premiums disclosed on Schedule 3.2.9. All of such policies are in full force and effect, Target is not in default of any provision thereof and all premiums due (without regard to any grace period) with respect to such policies have been paid. Target has not been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer’s intention to cancel or refusal to renew any such policy issued by such insurer.

                3.2.10      Liabilities. At Closing, Target will have no liabilities or obligations, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed, contingent, or otherwise, including penalty, acceleration or forfeiture provisions in any contract, except as and to the extent disclosed in Schedule 3.2.10, or except as incurred in the ordinary course of business and disclosed in writing to Purchaser.

3.2.11      Contracts, Leases, Agreements and Other Commitments.

                (a)           Except as otherwise disclosed on Schedule 3.2.11 (or on another Schedule to this Agreement), Target is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, instrument or other commitment, including but not limited to any contract or agreement for the purchase or sale of goods or for the rendition of services, including, but not by way of limitation, (i) employment-related agreements, (ii) agreements restricting in any manner Target’s right to compete, (iii) agreements restricting Target’s right to purchase, develop, manufacture, sell or distribute any product, (iv) the right of any other Person to compete with Target, (v) the ability of Target to employ or hire; (vi) secrecy or confidentiality agreements entered into outside the ordinary course of business; (vii) requirements contract; (viii) loan or credit agreement, guaranty agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit; or (ix) any contract, agreement or arrangement containing a change of control provision.

                (b)           True, correct and complete copies of all disclosures in Schedule 3.2.11 (including all amendments thereto) have been delivered to Purchaser.  Target is not currently negotiating any transaction involving (i) a license or other disposition of any material Intellectual Property; or (ii) an aggregate payment by Target and/or receipts to Target in excess of $1,000.00 that it has not disclosed to Purchaser.

(10)

                (c)           All disclosures in Schedule 3.2.11 are in full force and effect and are legal, valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Except as disclosed on Schedule 3.2.11, all parties to all agreements have performed all obligations required to be performed to date and neither Target nor any such other party is in  default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof by Target do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of, any obligation of Target. None of the terms or provisions materially adversely affects, or with the passage of time may materially adversely affect, the business, prospects, conditions, affairs or operations of Target or any of its properties or assets. Target is not  aware of any intention by any party to terminate or amend any agreement or, if Target intends to request a renewal, of any intention to refuse to renew the same upon expiration of its term.

                (d)           Schedule 3.2.11 discloses all (a) outstanding written and oral proposals, bids, offers and guaranties made by Target, which, if accepted, would or could impose any debts, obligations or liabilities upon Target, and (b) unexpired warranties relating to Target’s products or services, detailing the products or services covered by each warranty.  Except as described in Schedule 3.2.12, there are no claims pending or, to the knowledge of Target, anticipated or threatened against Target with respect to such warranties or guaranties or the quality of or absence of defects in such products or services. There are no facts relating to the quality of or absence of defects in such products or services which, if known by a potential claimant or governmental entity, would reasonably give rise to a material claim or proceeding.

                (e)           Target has not received any written notice relating to any material claim involving any product manufactured, produced, distributed or sold by or on behalf of Target resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of implied warranties or representations, other than notices or claims that have been settled or resolved by Target prior to the date of this Agreement and there are no facts known to Target which would reasonably give rise to any of the foregoing.

                (f)            Target is not  a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental entity) with respect to or affecting the properties, assets, personnel or business activities of Target.

                3.2.12.     Employment.

(a)           Except as disclosed in Schedule 3.2.12, Target is not a party to any employment agreement, consulting agreement, personal service agreement or agreement with any independent contractor, and there are no actual or, to the Target’s knowledge, threatened controversies related to or arising out of any such existing or alleged agreements. Target is not a party to any pending or threatened labor dispute. Target has performed all obligations, given all notices and obtained all consents necessary under such agreements to consummate this Agreement.

                (b)           Target is not a party to any collective bargaining agreement or similar agreement or work rules or practices agreed upon with any labor organization. With respect to employees of Target none of the following events or circumstances exists and none is threatened: a controversy, a claim of illegal or improper conduct or activities, an unresolved grievance or charge of unfair labor practice, an arbitration proceeding or a union organizing effort or a threatened or pending labor strike, dispute, slowdown, work stoppage or lockout. Target is not in violation of any applicable law or regulation relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment  of  social  security  and  similar  taxes, retirement plans, health and welfare plans, equal employment opportunity, employment discrimination and employment safety, or that the Target is liable for any arrears of wages or any taxes or penalties or interest for failure to comply with any of the foregoing. There is no unfair labor practice charge or complaint against Target pending or, to the knowledge of Target, threatened before the National Labor Relations Board or, to the knowledge of Target, any charges or complaints pending or threatened with any governmental entity who has jurisdiction over unlawful employment practices. There is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure pending or, to the knowledge of Target, threatened relating to Target. Upon termination of the employment of any of the employees of Target after the Closing, Target will not be liable to any of its employees for severance pay. The employment of each of Target’s employees is terminable at will without cost to Target except for payment of accrued salaries or wages and vacation pay.

(11)

                (c)           There is no employee benefit plan (as the term is defined in Section 3(3) of ERISA) that Target maintains, administers or to which it contributes. Except as disclosed in Schedule 3.2.12. Target has never maintained, administered, sponsored or contributed to an employee pension plan that is or was subject to Title IV of ERISA.

                3.2.13      Litigation. Except as disclosed on Schedule 3.2.13, Target is not a party to, or threatened with, any suit, action, arbitration, claim, or administrative or other proceeding, either at law or in equity, or any governmental investigation, by or before any court, governmental department, commission, board, agency or instrumentality of the foregoing, domestic or foreign; there is no basis for any such suit, action, arbitration, or administrative or other proceeding against Target which could, individually or in the aggregate, have a material adverse effect; there is no judgment, decree, award or order outstanding against Target; and Target is not contemplating the institution by it of any such suit, action, arbitration or administrative or other proceeding.

                3.2.14      Conflicting Interests. Except as disclosed on Schedule 3.2.14, no director, officer or employee of Target and no Seller, directly or indirectly, (a) has any pecuniary interest in any supplier or customer of Target or in any other business enterprise with which Target conducts business or with which Target is in competition; (b) is indebted to Target; (c) is a party to any transaction or agreement with Target (apart from such status as an employee or shareholder as such); (d) has any business or other interest in conflict with the interests of Target; or (e) owns any property or interest in property which relates to or is useful in the present or currently contemplated future operation of Target.

                3.2.15      Compliance with Laws. Target is in compliance with all applicable laws, federal, state, local or foreign, and all requirements of all governmental authorities having jurisdiction over it, the conduct of its business or affairs, the ownership or use of its properties or assets, and all premises or facilities used or occupied by it. Without limiting the foregoing, Target has obtained and now holds all licenses, permits, certificates, orders, authorizations and approvals needed or required for the current conduct of its business and affairs, the use of its properties and assets, and the use or occupation of such premises and facilities. Target has properly filed all reports and other documents required to be filed with any federal, state, local or foreign governmental authority. Target has not received any notice from any governmental authority or any insurance or inspection body that any of properties, assets, facilities or premises owned, occupied or used by it or any of its business procedures or practices fails to comply with any applicable law, including any ordinance, regulation, building or zoning law, or other requirement of any governmental authority. All such licenses, permits, certificates, authorizations, orders and approvals issued by any governmental authority currently in effect are disclosed on Schedule 3.2.15.

                3.2.16      Agreement Not in Breach of Other Instruments Affecting Company; Governmental Approval. Except as disclosed on Schedule 3.2.16, the execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof: (a) will not result, with or without the giving of notice of the lapse of time or both in the imposition of any lien, security interest or encumbrance on any asset of Target or in the breach of any of the provisions of, or result in a termination, impairment or modification of or constitute a default under, or conflict with, or cause or permit any acceleration of any obligation of Target under, or permit any other party to modify or terminate, any agreement, indenture or other instrument by which Target is bound, or any judgment, decree, order or award of any court, governmental authority or arbitrator, or any applicable law, rule or regulation binding on Target, (b) do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause an acceleration of any obligation of Target under Target’s Articles of Incorporation or By-laws; (c) do not require the consent or approval of any governmental authority or other, and (d) will not result in any limitation or restriction of any right of Target.

(12)

                3.2.17      Filing of Tax Returns. Target and Target Shareholder have filed on a timely basis all federal, state, local and foreign tax returns and reports required to be filed by each in accordance with provisions of law pertaining thereto and each has paid all taxes and assessments (including, without limitation, income, withholding, excise, unemployment, social security, occupation, transfer, franchise, property, ad valorem, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) required to have been paid. There are and will hereafter be no tax deficiencies (including penalties and interest) of any kind assessed against Purchaser with respect to taxable periods of Target and Target Shareholder ending on or before or including the Closing Date. Target, and Target Shareholder each agree to indemnify Purchaser from and against the entirety of any liability Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of Target and Target Shareholder for any tax or related liability, expense or exposure of Target with respect to any tax year or portion thereof ending on or before the Closing Date.

                3.2.18      Conduct of Business Operations For the six months prior to Closing, Target and Target Shareholder:

                (a)           have not sold or otherwise disposed of any of the Business assets or properties, except for the ordinary course of conducting business;

                (b)           have not incurred any debt, liability or obligation of any nature to any party with respect to the Business except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

                (c)           have not borrowed any money or become liable for any obligation or liability of others with respect to the Business;

                (d)           have paid all of its debts and obligations of Business as they became due;

                (e)           have not written off any asset or suffered any casualty, damage, destruction or loss, or any material interruption in use, of the Business (whether or not covered by insurance);

                (f)            have not made or suffered any material change in the conduct or nature of any aspect of the Business or made any change in its accounting methods or principles;

                (g)           have not knowingly waived any right of material value, or cancelled or compromised any material debt, obligation, liability or claim of the Business;

                (h)           have used its best commercially reasonable efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers, vendors and others with whom it deals with respect to the Business;

                (i)            have not, with respect to the Business, lost the services of any employee and have not sustained a termination or adverse modification of its relationship with any customer, supplier, vendors or other with whom they deal, and no such termination or modification is anticipated;

                (j)            have not increased the compensation or benefits payable to any employee;

                (k)           have not hired any employee for the Business;

(13)

                (l)            have not paid, declared, or set aside money or other property or assets to pay, any dividend or other distribution on its capital stock or other securities of any class, or purchased, exchanged or redeemed any of its securities of any class, or transferred, distributed or paid, directly or indirectly, any money or other property or assets to any shareholder (other than payment of compensation for services actually rendered at rates not in excess of the prevailing market rates);

                (m)          have not made (or committed to make) capital expenditures for the Business;

                (n)           have not issued or sold any securities of Target of any class;

                (o)           without limitation to any of the foregoing provisions of this Section with respect to the Business, have not taken any action, conducted the Business or entered into any transaction outside of the ordinary and usual course of the Business; and

                (p)           have not taken any action in furtherance of any of the foregoing with respect to the Business.

                3.2.19      No Material Adverse Change. During the six months immediately preceding Closing, there has not been, and there is not threatened, any material adverse change in the assets, properties, business, operations, condition (financial or otherwise) or prospects of Target or the Business or any material physical damage or loss to any of Target properties or assets or to the premises used or occupied by Target (whether or not such damage or loss is covered by insurance).

                3.2.20      Environmental.

(a)           Target has not been notified by any governmental authority or other, or has knowledge of, any violation, either existing or future violation due to lapse of time or failure to take curative action, by Target of, or any liability of, or any condition that could give rise to, any liability of Target under, any Environmental Law. No civil, criminal or administrative action, claim, or other proceeding pursuant to any Environmental Law has been filed against Target, or is anticipated or, to Target’s knowledge, threatened. Target has not entered into any consent order, consent decree, administrative order, judicial order or settlement, and is not (nor are any Real Properties) subject to any order, decree or judgment pursuant to any Environmental Law. Nothing has occurred prior to the date of this Agreement, and nothing will occur prior to the Closing Date, that could give rise to expenditures by, liability of, and/or the filing of any lien by any governmental authority against, Target pursuant to any Environmental Law.

                (b)           For the purposes of this Agreement: (i) “Environmental Laws” means all applicable federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever; and Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Substances; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands or natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing; (ii) “Environmental Permits” means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws; (iii) “Hazardous Substances” means (A) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) “hazardous substance” as defined in CERCLA, and (ii) any “hazardous waste” as defined in the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C., Sec. 6902 et seq., and all amendments thereto and reauthorizations thereof; (iv) “Release” means any spill, discharge, leak, emission, escape, injection, dumping, or other release of any Hazardous Substances into the environment, whether or not notification or reporting to any governmental agency was or is, required, including without limitation any Release which is subject to CERCLA; (v) “Containers” means above-ground storage tanks in excess of 250 gallons, all under-ground storage tanks and all other related vessels and related equipment and containers; and (vi) “Contamination” means the presence of Hazardous Substances that may give rise to any liability or lien, or require remediation, under any Environmental Law.

(14)

                3.2.21      Significant Customers, Suppliers, Joint Venture Partners and Employees. Schedule 3.2.21 sets forth an accurate list of Target’s (and the Business’) customers, suppliers, manufacturers; Joint Venture Partners (as defined herein) and Employees. Target has no knowledge nor has it received any notice of any intention by a (a) customer to terminate its business relationship with Target or to limit or alter its business relationship with Target in any material respect; (b) supplier to terminate its business relationship with Target or to limit or alter its business relationship with Target in any material respect; (c) Joint Venture Partner to terminate its business relationship with Target or to limit or alter its business relationship with Target in any material respect; or (d) Employee  intends to terminate his employment with Target. As used herein, “Joint Venture Partner” means any person or entity that has entered into an agreement with Target relating to the purchase, development, distribution, manufacture and/or sale of any of Target’s (or the Business’) products or technologies.

                3.2.22      Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules, nor the Closing documents, nor any financial statement, document or other instrument heretofore or hereafter furnished by Target or Seller to Purchaser in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained herein and therein not misleading. There is no fact known to Target or Seller which materially adversely affects Target’s business, prospects, financial condition or affairs or any of its properties or assets which has not been set forth in this Agreement, including the Schedules or the other documents furnished to Purchaser on or prior to the date hereof in connection with the transactions contemplated hereby.

ARTICLE 4

Conduct Prior to the Closing

                4.1           General. Between the date hereof and the Closing Date:

                                (a)           Seller shall give to Purchaser’s officers, employees, agents, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of Target related to the Business and shall furnish to Purchaser and such persons as Purchaser shall designate to Target such information as Purchaser or such persons may at any time and from time to time reasonably request.

                                (b)           Seller shall cause Target to carry on the Business in the usual and ordinary course, consistent with past practices and shall use commercially reasonable efforts to preserve Target’s Business and the goodwill of its customers, suppliers and others having business relations with Target and to retain the business organization of Target, including keeping available the services of its present employees, representatives and agents, and to maintain all of its properties in good operating condition and repair, ordinary wear and tear excepted.

                                (c)           Without the prior written consent of Purchaser, and without limiting the generality of any other provision of this Agreement, Seller shall cause Target not to:

(i)            amend its Articles of Incorporation or By-laws;

(ii)           make any change in its authorized shares of stock, or issue any shares of stock of any class or issue or become a party to any subscriptions, warrants, rights, options, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock of Target, or to other equity securities of Target, or grant any stock appreciation or similar rights;

(iii)          increase the compensation payable to any employee, officer, director, consultant or other agent of Target or pay any bonuses or other compensation outside the ordinary course of business;

(iv)          hire any new employee or terminate the employment of any employee outside the ordinary course of business;

(15)

(v)           adopt or amend any Plan, Welfare Plan or Employee Benefit Plan outside the ordinary course of business;

(vi)          sell, transfer or otherwise dispose of any asset or property, except for (A) sales of inventory in the usual and ordinary course of business, and (B) cash applied in payment of Target’s liabilities in the usual and ordinary course of business;

(vii)         incur or commit to incur any capital expenditures not set forth in the Disclosure Schedule;

(viii)        incur, assume or guarantee any long-term or short-term indebtedness;

(ix)           directly or indirectly, enter into or assume any contract, agreement, obligation, lease, license or commitment other than in the usual and ordinary course of business in accordance with past practices;

(x)            pay, declare, accrue or set aside any dividends or any other distributions, in cash, property or otherwise, on its securities of any class or purchase, exchange or redeem any of its securities of any class;

(xi)           enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, material joint venture, material license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a material portion of assets or capital stock; or

(xii)          commit to do any of the foregoing outside the ordinary course of business.

                                (d)           No party to this Agreement shall make any press release or public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties (which consent shall not be unreasonably withheld); provided, however, that each party to this Agreement may make any disclosure or announcement which such party, in the opinion of its legal counsel, is obligated to make pursuant to applicable law or regulation of any national securities exchange, in which case, the party desiring to make the disclosure shall consult with the other party hereto prior to making such disclosure or announcement.

                                (e)           No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

                                (f)            Each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth in Article 5 below, or the waiver of such conditions, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated hereby, including, without limitation, the conditions to closing set forth in Article 5 hereof.

                                (g)           Subject to the terms and conditions of this Agreement, each of the parties hereto shall obtain consents of all persons, including, without limitation, governmental authorities, necessary to the consummation of the transactions contemplated by this Agreement.

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ARTICLE 5

Conditions to Closing

                5.1           Conditions to Seller’s Obligations. The obligation of Seller to close the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which, this Agreement may, at Seller’s or Target Shareholder’s option, be terminated pursuant to and with the effect set forth in Article 5:

                                (a)           Each and every representation and warranty made by Purchaser shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date;

                                (b)           All obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed;

                                (c)           No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby; and

                                (d)           Purchaser shall have made the deliveries contemplated in Section 6.2 hereof.

                5.2           Conditions to Purchaser’s Obligations. The obligation of Purchaser to close the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which, this Agreement may, at Purchaser’s and Parent’s option, be terminated pursuant to and with the effect set forth in Article 5:

                                (a)           Each and every representation and warranty made by Seller shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date;

                                (b)           All obligations of Seller to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Seller would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed;

                                (c)           No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby;

                                (d)           There shall not have been any material adverse change to the financial condition, assets or Business of Target; and

                                (e)           Seller shall have made the deliveries contemplated in Section 6.3 hereof.

                                (f)            Seller shall have secured from all employees an Employment Agreement substantially in form as set forth in the Exhibit attached.

(g)           Seller shall have delivered to Purchaser an acceptable Lease.

                                (h)           Seller shall have delivered to Purchaser Non-competition and confidentiality agreements in form substantially similar to the Exhibit attached from Target Shareholder and the entity formerly known as VDx LLC.

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ARTICLE 6

Closing

                6.1           Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article 6. All documents which Sellers shall deliver shall be in form and substance reasonably satisfactory to Purchaser and Purchaser’s counsel. All documents which Purchaser shall deliver shall be in form and substance reasonably satisfactory to Sellers and Sellers’ counsel.

                6.2           Purchaser’s Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Sections 5.1 and 5.2, Purchaser shall execute and/or deliver to Seller and/or Target Shareholder all of the following:

                                (a)           Parent Common Stock;

                                (b)           a certified copy of Subsidiary’s Articles of Incorporation and By-laws;

                                (c)           a closing certificate executed by an officer of Subsidiary and Parent, pursuant to which Subsidiary represents and warrants to Seller that (i) Purchaser’s representations and warranties to Seller are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue), (ii) all of Purchaser’s obligations to be performed at or before the Closing have been performed (or waived in writing by Sellers) and (iii) all documents to be executed and delivered by Purchaser at the Closing have been executed by duly authorized officers of Purchaser;  and

                                (d)           without limitation by the specific enumeration of the foregoing, all other documents reasonably required from Purchaser to consummate the transaction contemplated hereby.

                6.3           Seller’s Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Sections 5.1 and 5.2, Sellers shall execute and/or deliver to Purchaser all of the following:

                                (a)           a copy of Target’s Articles of Incorporation and By-laws;

                                (b)           certificates representing all the Target Common Stock, duly endorsed in blank or with duly executed stock powers attached, and upon receipt by Target of the foregoing, a new certificate evidencing the Shares, validly issued by Target in the name of Parent;

                                (c)           Non-competition and confidentiality agreements in form substantially similar to the Exhibit attached from Target Shareholder and the entity formerly known as VDx LLC;

                                (d)           Employment Agreements of all employees;

                                (e)           a closing certificate duly executed by each Seller, pursuant to which each Seller represents and warrants to Purchaser that (i) such Seller’s representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue ), (ii) all of Sellers’ obligations to be performed at or before the Closing have been performed (or waived in writing by Sellers) and (iii)  all  documents  to  be  executed  and delivered by Sellers at the Closing have been executed by duly authorized officers of the Seller;

                                (f)            the legal opinion of Target’s counsel as to such the complete and absolute transfer of assets, properties and the Business to Target, and as to such other legal matters as reasonably requested by Purchaser, in form and substance reasonably satisfactory to Purchaser; and

                                (g)           without limitation by the specific enumeration of the foregoing, all other documents reasonably required from Seller to consummate the transaction contemplated hereby.

(18)

ARTICLE 7

Post-Closing Covenants

                7.1           Confidential Information. For a period of five (5) years after the Closing Date, each Seller shall keep confidential and not disclose to others or use for any purpose, other than as authorized by this Agreement, all “Confidential Information” of the Target. For purposes of this Agreement, the term “Confidential Information” means all know-how, trade secrets, formulae, data, inventions, technology and other information, including financial information, related to the Business. The restrictions of this Section shall not apply to any Confidential Information which (a) is or becomes public knowledge through no fault of the recipient; (b) is received from a third party having the lawful right to disclose the information; or (c) is required by law to be disclosed.

                7.2           Covenant Not to Compete. As an inducement for Purchaser to enter into this Agreement, each Seller agrees that:

                (a)           from and after the Closing and continuing for the lesser of three (3) years from the Closing Date or the longest time permitted by applicable law, neither Sellers nor any of their affiliates shall do any one or more of the following, directly or indirectly:

                                (i)            engage or participate, anywhere in the continental United States, as an owner, partner, shareholder, consultant or otherwise, in any business which is competitive with the Business, as conducted on the Closing Date or as about to be conducted on the Closing Date; or

                                (ii)           solicit any customer of the Business which has been a customer of the Business within the past two (2) years, to purchase from any source other than Target any product or service which could be supplied by Target or the Business;

                (b)           in the event of any breach of paragraph (a) the time period of the breached covenant shall  be  extended  for  the  period  of  such  breach.  Each Seller recognizes that the territorial, time and scope limitations set forth in this Section 7.2 are reasonable and are required for the protection of Purchaser and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Purchaser and Seller agree to the reduction of either or any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances.

                7.3           Injunctive Relief. Seller specifically recognizes that any breach of Section 7.1 or 7.2 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller agrees that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

                7.4           Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to consummate the Merger as intended on the terms herein contained and to otherwise comply with the terms of this Agreement.

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                7.5           Brokers. None of the parties has incurred any liability on behalf of the other party for any brokerage or finder’s fees, commissions or other compensation in connection with the transactions contemplated hereby. Each party agrees that it will pay or discharge, and will indemnify and hold the others harmless from and against, any and all claims or liabilities for all such brokerage or finder’s fees, commissions or other compensation incurred by reason of any action taken by such party or its officers or directors.

                7.6           Target Shareholder Agreement to Right of First Refusal for Glucose Test.  In the event that Target Shareholder shall, at any time after Closing, (i) decide to make its Glucose Test product and/or business available for sale to a third party, or (ii) receive a bona fide written offer to purchase the Glucose Test product and/or business from a third party which is acceptable to Target Shareholder, then Target Shareholder shall first notify Parent of same in writing, and provide Parent with the relevant terms and conditions of same in writing.  Thereafter, Parent shall have the right, exercisable only within 10 business days following receipt of such notice, in which to notify Target Shareholder that Parent wishes to purchase the Glucose Test product and/or business on the terms contained in said notice (“Notice of Interest”).  If Parent does not give such Notice of Interest within the time required, or, alternatively, if Parent does give such Notice of Interest but the parties do not enter into a binding Agreement for purchase of the Business within 14 days following the giving of such Notice of Interest by Parent, then in either event Parent shall have no right or interest in the Glucose Test product and/or business and Target Shareholder shall be free to sell same to a third party on substantially similar terms to those contained in the notice first mentioned above.  Notwithstanding the foregoing, the rights granted under this Article 7.6 shall (i) be in consideration for Parent’s execution of, and performance under, this Agreement, (ii) be exclusive to Parent (and in no way assignable or transferable), and (iii) shall immediately terminate, without notice, in the event that Monte Tobin is no longer employed by Parent or an Affiliate of Parent for any reason.

                7.7           Target Shareholder Limited Right To Rescind. Seller shall submit to Purchaser, for Purchaser’s approval at Closing, an interim budget (“Interim Budget”) for the period beginning at Closing and ending on December 31, 2004. Provided that Seller shall remain within the Interim Budget, Purchaser hereby undertakes to pay Interim Budget amounts within thirty (30) days of submission to Purchaser of a request for payment with all documentation necessary for processing of such request. Should there be a dispute as to amounts submitted, the parties shall make all reasonable efforts to promptly resolve same. If, during the Interim Budget period, Purchaser shall fail to meet the Interim Budget request within the later of thirty (30) days from submission or when due, then Target Shareholder shall have the right to rescind this Agreement.  This limited right to rescind shall terminate at the close of business on December 31, 2004.

ARTICLE 8

Indemnification

                8.1           General. From and after the Closing, the parties shall indemnify each other as provided in this Article 8. For the purposes of this Article 8, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing.

                8.2           Definition. As used in this Agreement, the term “Damages” shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses,  fines,  penalties,  damages,  costs  and  expenses, including, without limitation, reasonable attorneys’, accountants’, investigators’ and experts’ fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim.

                8.3           Seller’s Indemnification Obligations. Seller shall jointly and severally indemnify, save and keep Purchaser and its respective successors and permitted assigns (each a “Purchaser Indemnitee” and collectively the “Purchaser Indemnitees”) forever harmless against and from all Damages sustained or incurred by any Purchaser Indemnitee, as a result of or arising out of or by virtue of:

                                (a)           any inaccuracy in or breach of any representation and warranty made by any Seller to Purchaser herein or in any closing document delivered to Purchaser in connection herewith; or

                                (b)           the breach by any Seller of, or failure of any Seller to comply with, any of the covenants or obligations (for disclosure or otherwise) under this Agreement to be performed by Sellers (including, without limitation, their obligations under this Article 8).

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                8.4           Purchaser’s Indemnification Covenants. Purchaser shall indemnify, save and keep Seller and its  respective  successors  and assigns  (“Seller Indemnitees”), forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of or by virtue of:

                                (a)           any inaccuracy in or breach of any representation and warranty made by Purchaser to Seller herein or in any closing document delivered to Seller in connection herewith; or

                                (b)           any breach by Purchaser of, or failure by Purchaser to comply with, any of the covenants or obligations under this Agreement to be performed by Purchaser (including without limitation its obligations under this Article 8).

                8.5           Claims by Indemnified Parties.

                                (a)           Notice of Claim. If any matter shall arise which, in the opinion of any Indemnified Party, constitutes or may give rise to any loss which is indemnifiable pursuant to Section 8.3 or 8.4 hereof, as the case may be (an “Indemnity Claim”), the Indemnified Party shall give prompt written notice (a “Notice of Claim”) of such Indemnity Claim to the Indemnifying Party, setting forth the relevant facts and circumstances of such Indemnity Claim in reasonable detail and the amount of indemnity sought from the Indemnifying Party with respect thereto, and shall give continuing notice promptly thereafter as to developments coming to any Indemnified Party’s attention materially affecting any matter relating to such Indemnity Claim. The Indemnified Party shall use commercially reasonable efforts to mitigate the loss resulting from an Indemnified Claim.

                                (b)           Third Party Claim. If any Indemnity Claim is based upon any claim, demand, suit or action of any third party against an Indemnified Party (a “Third Party Claim”), then the Indemnified Party, at the time it delivers the Notice of Claim with respect to such Third Party Claim, shall offer to the Indemnifying Party the option to assume the defense of the Third Party Claim, which option may be exercised by the Indemnifying Party by written notice to the Indemnified Party, acknowledging its indemnification obligation under this Article 8 with respect to such Third Party Claim and assuming the defense thereof, within fifteen (15) days after the Indemnified Party gives written notice thereof. If the Indemnifying Party exercises the option, then it shall at its own expense assume the defense of the Third Party Claim, shall upon the final determination thereof fully discharge at its own expense all liability of the Indemnified Party with respect to the Third Party Claim, and shall be entitled, at its sole expense but without any liability of the Indemnified Party therefor, to compromise or settle the Third Party Claim. From the time the Indemnifying Party so assumes such defense and while such defense is pursued diligently in good faith, the Indemnifying Party shall have no liability for attorneys’ fees or other costs of defense incurred by the Indemnified Party in connection with the Third Party Claim. If the Indemnifying Party does not exercise the option to defend a Third Party Claim, or fails to diligently defend such Third Party Claim, then the Indemnified Party may undertake to defend such Third Party Claim at the expense of the Indemnifying Party.

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ARTICLE 9

Effect of Termination/Proceeding

                9.1           Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with:

                                (a)           the mutual written consent of Purchaser and each Seller; or

                                (b)           by the Seller if (i) there has been a material breach by Purchaser of any  representation  or  warranty  contained  in this Agreement; or (ii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, and which breach is not cured within 30 days after written notice of such breach is given by Seller to Purchaser; or

                                (c)           by Purchaser if (i) there has been a material breach by any Seller of any representation or warranty contained in this Agreement; or (ii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any Seller, which breach is not cured within 30 days after written notice of such breach is given by Purchaser to Seller; or

                                (d)           by either Purchaser or Seller if the Closing shall not have occurred at or before 11:59 p.m. on September 30, 2004; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose breach of a representation or warranty or failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

                9.2           Remedies. In the event of a breach of this Agreement prior to Closing, the non-breaching party shall not be limited to the remedy of termination of this Agreement.

ARTICLE 10

General Terms

                10.1         Waivers, etc. No failure or delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any breach or occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other breach or occurrence, nor shall such waiver be construed as a waiver of any other right, remedy, power or privilege. No waiver shall be effective unless it is in writing and is signed by the party to be charged with such waiver.

                10.2         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without regard to conflicts of laws principles.

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                10.3         Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, by nationally-recognized courier service such as Federal Express, by confirmed facsimile transmission, by electronic mail (“e-mail”) or by other messenger, when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, or upon proof of actual receipt when sent by other means, in each case, addressed as set forth below:

(i)                            If to Seller:

                                                                Corporation For Advanced Applications

                                                                6484 Congress Drive

                                                                West Bend, WI 53095

                                                                Attn: Monte Tobin

                                                                Telephone No. 414-313-3268

                                                                Facsimile No.  262-285-3863

                                                                E-mail Address monteb@charter.net

                                                                with a copy to:

                                                                Davis & Kuelthau, S.C.

300 North Corporate Drive, Suite 150

                                                                Brookfield, WI 53045

                                                                Attn: Andrew J. Niebler

                                                                Telephone No. 262-792-2420

                                                                Facsimile No.  262-792-2470

                                                                E-mail Address aniebler@dkattorneys.com

(ii)                           If to Purchaser:

                                                                Genethera, Inc.

                                                                3930 Youngfield Street

                                                                Wheat Ridge, CO  80033

                                                                Attn: Steven M. Grubner

                                                                Telephone No. 303-463-6371

                                                                Facsimile No.  303-463-6377

                                                                E-mail Address sgrubner@earthlink.net

with a copy to:

                                                                Steven L. Slaw, P.C.

                                                                2250 Point Boulevard, Suite 111

                                                                Elgin, IL 60123

                                                                Attn: Steven L. Slaw

                                                                Telephone No. 847-844-3765

                                                                Facsimile No. 630-982-6580

                                                                E-mail Address steveslaw@prodigy.net

                Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other parties in accordance with the provisions of this Section.

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                10.4         Exhibits and Schedules .  All  Exhibits and Schedules attached to this Agreement are hereby incorporated by reference into, and made a part of, this Agreement.

                10.5         Binding Effect of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. No party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties, and any such assignment or transfer without consent may/shall be disregarded by the parties.

                10.6         No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

                10.7         Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when two or more counterparts  hereto, individually  or  taken  together, bear  the  signatures  of  all of the parties reflected hereon as the signatories. A Facsimile signature to this Agreement shall be deemed to be an original for all purposes. Any photographic, photocopy or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

                10.8          Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability  without  rendering  invalid  or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                10.9          Entire Agreement. This Agreement together with the related agreements referred to herein constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, offers, inducements and conditions, express or implied, oral or written, including, without limitation, the letter of intent dated July 20, 2004 and as modified on September 7, 2004. In entering into this Agreement, no party is relying on any representation, warranty, inducement or other statement made by or on behalf of any other party except as contained herein. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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                10.10        Amendments and Modifications This Agreement may not be amended or otherwise modified other than by a written agreement signed by all of the parties hereto.

                10.11        Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                10.12        Expenses of the Parties. Each party hereto shall bear the expenses incurred by such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                10.13       Waiver of Jury Trial. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. [BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, THE PARTIES PREFER, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW.

                10.14        Jurisdiction; Service of Process. Any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Wisconsin, County of Ouzaukee, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Eastern District of Wisconsin, and each of the parties consents to the  jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any suit, action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                10.15        Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Wisconsin or in any Wisconsin state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                10.16        Recovery of Fees by Prevailing Party. The parties agree that if any party seeks to resolve a dispute hereunder pursuant to a legal proceeding, the prevailing party in such proceeding shall be entitled to recover from the other party reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding.

                10.17        Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement.

                10.18        Duty of Cooperation. Each party shall cooperate in good faith with the other parties generally, and in particular will make available, as the other parties reasonably request, management decisions, liaison personnel, information, approvals and acceptances so that the other parties may properly perform their obligations under this Agreement.

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                10.19        Survival of Agreements, Representations. All warranties, representations, agreements and covenants made by a party herein shall be considered to have been relied upon by the other party and shall survive the Closing under this Agreement regardless of any investigation made by any party or information about any breach known to any party prior to the Closing; shall continue in full force and effect; and shall provide a basis for the remedies provided for herein or otherwise available to the non-breaching party. No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by or knowledge of any party to this Agreement. All statements in any such certificate or other instrument delivered at or in connection with the Closing shall constitute representations and warranties. Each agreement, representation and warranty contained herein is independent of all other agreements, representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any agreement, representation or warranty contained herein shall not be construed as exceptions or qualifications to any agreement, other warranty or representation.

                10.20        Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                10.21        Confidentiality; Publicity. The parties acknowledge that the transactions described in this Agreement are of a confidential nature and shall not be disclosed except to consultants, advisors and Affiliates, or as required by law. None of the parties hereto shall make any public disclosure of the terms of this Agreement, except as required by law. The parties shall endeavor to make only those press releases or other public disclosures as are required by law; provided, however, that no press release or other public disclosure shall be made without a minimum of 24 hours’ prior consultation with the other parties.

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                IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

SELLERS:	PURCHASER:

VDx, Inc.	GeneThera Acquisition Corporation
a Wisconsin corporation	a Wisconsin corporation

By:	By:
Name:	Name:
Title:	Title:

Corporation for Advanced Applications	GeneThera, Inc., a Florida corporation
A Wisconsin corporation

By:	By:
Name:	Name:
Title	Title

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SCHEDULES TO AGREEMENT FOR

STOCK PURCHASE AND MERGER

VDx, Inc. and GeneThera Acquisition Corporation

September 20, 2004

PURCHASER SCHEDULES:

Schedule 2.1.9: Undisclosed Material Liabilities

NONE

Schedule 2.1.21: Taxes

NONE

Schedule 2.1.22: ERISA

NONE

Schedule 2.1.23: Affiliates

In addition to GeneThera Acquisition Corporation, GeneThera, Inc., a Florida corporation also has a wholly owned subsidiary incorporated under the laws of the State of Colorado and known as GeneThera, Inc.

SELLER SCHEDULES:

Schedules to which the response is “None”:

Schedule 3.2.4

Schedule 3.2.9

Schedule 3.2.10

Schedule 3.2.12

Schedule 3.2.13

Schedule 3.2.15

Schedule 3.2.16

Schedule 3.2.3 Officers, Directors, Bank Accounts

Monte Tobin is sole officer and director of Target Shareholder and of Seller

Bank Account information: None.

Schedule 3.2.5  Books, Accounts, Records and Financial Statements—See attached.

Schedule 3.2.6  Real Estate:

Target owns a leasehold interest in 974 W. Silver Beach Road, Belgium, Wisconsin through August 31, 2007. This leasehold interest renews annually thereafter unless terminated by either party at least 60 days prior to anniversary.

Schedule 3.2.7(a): Intellectual Property

All as set forth in the definition of Business.

Domain Name of www.vdxinc.com

There is no personal property and no claims

There is no Inventory.

Schedule 3.2.8: Accounts Receivable – See attached

Schedule 3.2.11: Contracts, Leases, Agreements and Other Commitments

Lease as described above and Purchase Orders from customers and to supplier as disclosed and attached.

NONE

NONE

Schedule 3.2.14: Conflicting Interests

Monte Tobin is the sole shareholder of Target Shareholder which operates a business that is relates to, or is useful to, the future business contemplated by Purchaser. See right of first refusal in Section 7.6 of Agreement and terms of  Monte Tobin’s Employment Agreement.

Schedule 3.2.21 Customers, Suppliers, Joint Venture Partners and Employees

Monte Tobin is sole employee but the employment of Dan Wundrock is acknowledged as a condition of this Agreement.

See attached.

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Exhibit 99.1

GENETHERA COMPLETES ACQUISITION OF VETERINARY DIAGNOSTIC COMPANY, VDX, INC.

Wheat Ridge, CO – September 24, 2004 – GeneThera, Inc. (OTC BB:  GTHA) a molecular biotechnology company focused on the detection and treatment of disease in live animals using state-of-the-art technology, announces the acquisition of VDx, Inc., a manufacturer and distributor of veterinary diagnostic equipment and tests. VDx currently markets and sells specialized tests for bovine IgG, NEFA for the dairy industry, and Equine IgG.

VDx has already made a significant impact within the dairy cattle industry with their NEFA test and nutritional supplement program to maximize output for the dairy farmer. The NEFA test offers farmers the ability to test the health and nutrition of their cattle before giving birth and also test the health of the new calves once born.  Future milk output from dairy cattle is directly affected by the nutrition just prior to calving.

GeneThera will immediately begin to benefit from the existing revenues being generated by VDx.  This working capital will enable GeneThera to further their research in areas such as Mad Cow disease, Chronic Wasting disease, and Johnne’s disease.  GeneThera hopes to not only expand on the number of tests available to the existing customers, but to also work closely within their industries to develop new tests with their state-of-the-art technology for the detection and vaccination of diseases specific to those industries.

Dr. Antonio Milici, CEO of GeneThera commented, "The acquisition of VDx enables us to immediately enter the bovine and equine industries.  Our hope is to expand on this foothold in the industry to begin introducing our state-of-the-art live animal tests for other diseases affecting these industries."

Mr. Monte Tobin, President of VDx, Inc., stated, “We are extremely enthusiastic to be working with a Company with such a reputable scientist as Dr. Antonio Milici.  I believe that the combination between VDx’s commercial base and GeneThera’s revolutionary scientific discoveries will be a recipe for success for the combined companies.”

VDx will be a wholly owned subsidiary of GeneThera.Inc. and operate out of it’s Belgium, Wisconsin facility.

About GeneThera:

GeneThera, Inc. is a molecular biotechnology company located in Wheat Ridge, CO. The Company provides genetic diagnostic solutions for the veterinary and agricultural industries with future plans to include the health-care industry. The Company's proprietary diagnostic solution is based on a genetic expression assay, GEA™, a protocol designed to function on a highly automated Fluorogenic PCR platform. This platform enables GeneThera to offer tests that are presently not available from other technologies. The GEA is designed for a host of individual diseases, the current priority being Chronic Wasting Disease, a disease affecting elk and deer in North America; E.Coli 0157:H7 and Johnne's Disease, diseases affecting cattle worldwide. Future plans include all infectious disease potentially affecting domesticated livestock as well wildlife intended for human consumption, particular priority being given to Mad Cow and Foot & Mouth diseases in cattle.

GeneThera's PURIVAX™ is a revolutionary system that dramatically improves biological purity and viral titer of recombinant Adenovirus and AAV vectors. PURIVAX™ completely eliminates toxic side effects associated with adenoviruses and AAV vectors making it possible to develop highly immunogenic and safe recombinant DNA vaccines.

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GeneThera, Inc.

Dr. Tony Milici, CEO

(303) 463-6371

www.genethera.net

The Regency Group, LLC

Aaron Lamkin

(303) 771-7300

“Safe Harbor” Statement:  Certain statements in this release are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements are subject to numerous risks and uncertainties.  Actual results may vary significantly from the results expressed or implied in such statements.  Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the Company’s ability to meet the terms and conditions required to obtain its project financing, risks and delays associated with product development, risk of market acceptance of new products, risk of technology or product obsolescence, competitive risks, reliance on development partners and the need for additional capital.

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